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                                                                   EXHIBIT 10.17

                             YORKSHIRE LINK LIMITED

                                       AND

                      MACQUARIE INFRASTRUCTURE (UK) LIMITED

                                       AND

                               BALFOUR BEATTY PLC

                      _____________________________________

                    AMENDED AND RESTATED SECONDMENT AGREEMENT

                      _____________________________________

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                                                                  CONFORMED COPY

                              SECONDMENT AGREEMENT

THIS AGREEMENT is made on 26th March, 1996 as amended and restated on 30 April 2003 BETWEEN:

(1) YORKSHIRE LINK LIMITED ("YLL") of (registered number 2999303) whose registered office is at Level 29 and 30, 1 Ropemaker Street, London EC2Y 9HD;

(2) MACQUARIE INFRASTRUCTURE (UK) LIMITED ("MIUK") (registered number 1540913) whose registered office is at Level 29 and 30, 1 Ropemaker Street, London EC2Y 9HD; and

(3) BALFOUR BEATTY PLC ("BB") (registered number 395826) whose registered office is at 130 Wilton Road, London SWIV 1LQ.

WHEREAS:-

(A) YLL has entered into an agreement on 26 March 1996 with the Secretary of State for Transport relating to the concession for the M1-Al Link Road (Lofthouse to Bramham) (the "CONCESSION AGREEMENT").

(B) BB and Trafalgar House Services Limited ("THSL"), being an Affiliate of one of the original shareholders in YLHL, Trafalgar House Corporate Development Limited ("THCD"), agreed on 26 March 1996 to second or procure the secondment to YLL of personnel required by YLL from time to time to assist YLL in undertaking the M1-Al Link Road project (as defined in the Concession Agreement) and in particular in the performance of its obligations under the Concession Agreement ("ORIGINAL SECONDMENT AGREEMENT").

(C) THSL was subsequently renamed Kvaerner Services Ltd ("KSL") and THCD was subsequently renamed Kvaerner Corporate Development Limited ("KCD").

(D) In 1999, KCD was acquired by Macquarie European Infrastructure Plc and KCD changed its name to MIUK.

(E) Under a deed of novation dated 3 February 2000 between YLL, KSL, BB and MIUK, KSL ceased to be a party to the Original Secondment Agreement and MIUK became a party in its place and various consequential amendments were made ("DEED OF NOVATION").

(F) The parties now wish to amend and restate the Original Secondment Agreement as amended by the deed of novation on the terms hereinafter appearing. As the context may require, personnel seconded by MIUK to YLL shall hereinafter be called "THE MIUK PERSONNEL" and each and all personnel seconded by BB to YLL shall hereinafter be called "THE BB PERSONNEL" and the MIUK Personnel and BB Personnel shall together be called "THE PERSONNEL").

NOW IT IS HEREBY AGREED as follows:-

1.       SUPPLY OF PERSONNEL

1.1 Each of MIUK and BB shall use its reasonable endeavours to provide the MIUK Personnel or the BB Personnel (as appropriate) to YLL at such times and for such periods and either on a full or part time basis as may be required by YLL in its performance of the Concession Agreement.

1.2 The MIUK Personnel and the BB Personnel shall be deemed to be acting for and on behalf of YLL (to the extent that they would otherwise be acting for and on behalf of their respective employers in the performance of their normal duties) and shall at all times receive their instruction from YLL's Managing Director or his deputy. In the case of YLL's Managing Director he shall receive his instructions from the Board of YLL.

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1.3      The MIUK Personnel and the BB Personnel shall be suitably qualified and professionally competent (the grades, numbers and individuals to be agreed between the parties). Except where otherwise agreed, each of MIUK and BB (as appropriate) shall provide YLL with details of their qualifications and experience.

1.4 MIUK and BB shall not change MIUK Personnel or BB Personnel seconded hereunder without prior consultation with YLL, provided that each of MIUK and BB reserves the right to replace MIUK Personnel and BB Personnel, as appropriate, with other suitably qualified and professionally competent MIUK Personnel or BB Personnel, as appropriate.

1.5 The MIUK Personnel and the BB Personnel to be seconded under this agreement on a full-time and part-time basis are to be agreed between the parties.

2.       PAYMENT

2.1 The fees payable by YLL in respect of the supply of the MIUK Personnel and the BB Personnel will be those set out in Part 2 of the Schedule hereto.

2.2 The fees shall be subject to any applicable VAT which, if applicable, shall be paid by YLL to MIUK or BB on each payment at the relevant rate in force from time to time.

2.3 Payments by YLL to MIUK or BB shall be made without any deductions or set-off.

3.       DURATION

3.1 The provision of the Personnel to YLL hereunder commenced with effect from the date hereof and shall continue for such period as YLL shall determine that the Personnel are required to be supplied to YLL in its performance of the Concession Agreement. YLL may terminate the requirement for any of the Personnel on not less than ninety days' notice.

3.2 In the event that YLL terminates the requirements for any of the Personnel pursuant to clause 3.1, YLL shall indemnify MIUK or BB (as appropriate) in respect of all costs, claims, liabilities or expenses arising therefrom suffered by MIUK or BB and relating only to the period of secondment hereunder.

3.3 Any party may terminate this Agreement by written notice to the others if any other party fails materially to observe or perform any of its obligations under this Agreement and has been notified in writing by the party aggrieved of the nature of the failure within fifteen days after its occurrence and has not taken steps to remedy such failure within thirty days after such notice.

4.       [NOT USED]

5.       [NOT USED]

6.       TRAVELLING AND HOTEL EXPENSES

         The Personnel shall be reimbursed their reasonable and proper travelling and hotel expenses incurred in the course of their secondment hereunder, in accordance with YLL's internal controls in force from time to time.

7.       ASSIGNMENT

         No obligations or rights arising under this Agreement may be assigned or sublet by any of the parties to any person or assumed by any successors thereto unless (i) such person is a company within either of the BB or Macquarie European Infrastructure Plc ("MEIP") groups of companies and (ii) the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed) to such transaction, has been

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         obtained. This Agreement shall enure to and be binding upon the respective permitted assignees, or successors of the parties hereto.

8.       LIABILITY

8.1 The liability of MIUK to YLL hereunder by reason of any breach of contract, tort or otherwise, shall under no circumstances exceed the aggregate of the fees paid by YLL to MIUK hereunder during the period of twelve months preceding the cause of action giving rise to such liability.

8.2 The liability of BB to YLL hereunder by reason of any breach of contract, tort or otherwise, shall under no circumstances exceed the aggregate of the fees paid by YLL to BB hereunder during the period of twelve months preceding the cause of action giving rise to such liability.

9.       CONFIDENTIALITY

9.1 During the period of this agreement and thereafter each party shall keep confidential and shall not disclose or transfer to or use on behalf of itself or for the benefit of any third party without the prior written consent of each other party any technical or confidential information or documentation of such other party obtained under or as a result of the implementation of this agreement, provided always that nothing in this clause is intended to prevent MEIP or BB or any of their subsidiaries or associates from time to time (subject always to the terms of the Concession Agreement) using any of the information knowledge and experience which any of them or their personnel shall have gained from their involvement in the M1-Al Link Road project or in any other similar scheme.

9.2 Upon the termination of this Agreement each party shall return to the other relevant party all documents belonging to one party and provided to any of the others in connection with the implementation of this agreement.

10.      NOTICES

         Notices shall be served upon any party to this agreement at its address referred to herein or at its last notified address and shall be deemed served ten days after posting if posted or two days after transmission if sent by facsimile transmission or if by hand on acknowledgement of receipt of delivery.

11.      LAW

         This agreement is governed by and shall be construed in accordance with English law.

COUNTERPARTS

12. This agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

AS WITNESS the hands of the parties (or their duly authorised representatives) on the date which first appears on page 1.

SIGNED by                       )
for and on behalf of            )     *
YORKSHIRE LINK LIMITED          )




SIGNED by                       )
for and on behalf of            )
MACQUARIE INFRASTRUCTURE        )     *
(UK) LIMITED                    )

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SIGNED by                       )
for and on behalf of            )  *
BALFOUR BEATTY PLC              )




* This agreement was restated and amended by an Omnibus Deed dated as of April 30, 2003 between Macquarie Infrastructure (UK) Limited, Macquarie Yorkshire Limited, Balfour Beatty plc, Yorkshire Link (Holdings) Limited, Yorkshire Link Limited, Kvaerner plc and Macquarie European Infrastructure plc, which was executed by the parties thereto as follows:


     MACQUARIE INFRASTRUCTURE (UK) LIMITED

     /s/ Colin Chanter
     Attorney

               Witness        /s/ Andrew Deszcz
                              Name:     Andrew Deszcz
                              Address:  65 Fleet Street, London


     MACQUARIE YORKSHIRE LIMITED
     /s/ Sean MacDonald
     Director

     /s/ Colin Chanter
     Director


     BALFOUR BEATTY PLC
     /s/ John Fox
     Attorney

          Witness             /s/ Andrew Deszcz
                              Name:     Andrew Deszcz
                              Address:  65 Fleet Street, London


     YORKSHIRE LINK (HOLDINGS) LIMITED
     /s/ John Fox
     Director

     /s/ Peter Dyer
     Director


     YORKSHIRE LINK LIMITED
     /s/ John Fox
     Director

     /s/ Peter Dyer
     Director


     KVAERNER PLC
     /s/ Nigel Williams
     Attorney

          Witness             /s/ Peter Dyer
                              Name:     Peter Dyer
                              Address:  14 Crofton Avenue, Chiswick
                                        London W4 3EW


     MACQUARIE EUROPEAN INFRASTRUCTURE PLC
     /s/ Peter Dyer
     Attorney

          Witness             /s/ Andrew Deszcz
                              Name:     Andrew Deszcz
                              Address:  65 Fleet Street, London